UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No.     )

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☑	Soliciting Material Pursuant to §240.14a-12

ELECTRONIC ARTS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On May 27, 2009, Electronic Arts Inc. (“EA”) filed a preliminary proxy statement for the Annual Meeting of Stockholders of EA to be held on July 29, 2009, which contains a proposal submitted to EA’s stockholders to approve a voluntary stock option exchange program for eligible employees (the “Exchange Program”). In connection with the Exchange Program, EA is providing the following documents to its employees:

A.	An email from Gabrielle Toledano, EA’s Executive Vice President of Human Resources, dated May 27, 2009 regarding the Exchange Program; and

B.	A summary overview document containing information regarding the Exchange Program dated May 27, 2009, which was attached to the email referenced above.

The Exchange Program has not yet commenced and will not commence unless the requisite stockholder approval is obtained at EA’s 2009 Annual Meeting of Stockholders to be held on July 29, 2009. Even if stockholder approval is obtained, EA may still decide later not to implement the Exchange Program. In connection with the proposal to be voted on by EA’s stockholders to approve the Exchange Program, EA has filed a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”) and intends to file other relevant materials with the SEC, including a definitive proxy statement.

Upon commencement of the Exchange Program, EA will provide employees who are eligible to participate with written materials explaining the precise terms and timing of the Exchange Program. EA will also file these written materials with the SEC as part of a tender offer statement on Schedule TO. EMPLOYEES WHO ARE ELIGIBLE TO PARTICIPATE IN THE EXCHANGE PROGRAM ARE URGED TO READ THESE WRITTEN MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE EXCHANGE PROGRAM. EA’s stockholders and option holders will be able to obtain the written materials described above and other documents filed by EA with the SEC free of charge from the SEC’s website at www.sec.gov. In addition, EA’s option holders may obtain free copies of documents filed by EA with the SEC at http://investor.ea.com, or by directing a request to Electronic Arts Inc., 209 Redwood Shores Parkway, Redwood City, California 94065, attention: Investor Relations, telephone: (650) 628-7352.

May 27, 2009

EA Action

EA Stock Option Exchange Program

FROM GABRIELLE TOLEDANO

Today, I am pleased to inform you of our plans for a Stock Option Exchange Program for EA employees.

On May 7, the Board of Directors authorized a voluntary Exchange Program that would permit eligible employees to exchange certain underwater stock options for a lesser number of restricted stock units. Today, we filed a Preliminary Proxy Statement with the SEC that asks our stockholders to approve the program at our Annual Stockholders Meeting on July 29, 2009. If the program is approved by our stockholders, we will have 12 months to implement the program. You will receive additional information about the Exchange Program after the Annual Stockholders Meeting, if the program is approved. Our current plan is to offer the Exchange Program in October/November for eligible employees. I encourage you to read the attached program overview and review the proposal included in the Preliminary Proxy Statement by clicking here.

Our primary goal with the program is to provide a valuable incentive for employees to contribute to EA’s long-term growth and success. We also expect the program will have the additional benefit to stockholders of reducing the overhang* of our outstanding equity awards.

While we want you to have as many details on the program as soon as possible, we need to wait until we receive stockholder approval before we provide specifics on the recommended program. For the moment, what we can provide you is the information that is in the Preliminary Proxy Statement. If the program is approved, there will be further training and tools available to help you make an informed decision when the program launches. We will continue to keep you informed as we move through the process.

Gabrielle

* Overhang refers to the total number of shares subject to outstanding equity awards (such as stock options and restricted stock units) as a percentage of EA’s total shares of common stock outstanding.

Legal Notices

The Exchange Program has not yet commenced and will not commence unless the requisite stockholder approval is obtained at EA’s 2009 Annual Meeting of Stockholders to be held on July 29, 2009. Even if stockholder approval is obtained, EA may still decide later not to implement the Exchange Program. In connection with the proposal to be voted on by EA’s stockholders to approve the Exchange Program, EA has filed a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”) and intends to file other relevant materials with the SEC, including a definitive proxy statement.

Upon commencement of the Exchange Program, EA will provide employees who are eligible to participate with written materials explaining the precise terms and timing of the Exchange Program. EA will also file these written materials with the SEC as part of a tender offer statement on Schedule TO. EMPLOYEES WHO ARE ELIGIBLE TO PARTICIPATE IN THE EXCHANGE PROGRAM ARE URGED TO READ THESE WRITTEN MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE EXCHANGE PROGRAM. EA’s stockholders and option holders will be able to obtain the written materials described above and other documents filed by EA with the SEC free of charge from the SEC’s website at www.sec.gov. In addition, EA’s stockholders and option holders may obtain free copies of documents filed by EA with the SEC at http://investor.ea.com, or by directing a request to Electronic Arts Inc., 209 Redwood Shores Parkway, Redwood City, California 94065, attention: Investor Relations, telephone: (650) 628-7352.

EA Stock Option Exchange

Proposed Program Overview

May 27, 2009

Overview

•

On May 7, the Board of Directors authorized a voluntary Exchange Program that would permit eligible employees to exchange certain underwater stock options for a lesser number of restricted stock units to be granted under our 2000 Equity Incentive Plan.

•	If approved by EA stockholders at our annual stockholders meeting on July 29, 2009, we plan on offering the Exchange Program in October/November for eligible employees.

•	The terms of the program are subject to change and will be finalized prior to launch.

Eligibility

•	The Exchange Program will be entirely voluntary.

•

All employees worldwide (other than our Named Executive Officers) at the time of launch will be eligible to participate in the exchange. However, we may exclude employees in a few non-U.S. jurisdictions if local tax or other laws make their participation infeasible or impractical. In addition, the program may be modified to take into account local law restrictions.

•

Employees who elect to participate in the Exchange Program may surrender one or more outstanding grants of Eligible Options and in exchange receive a lesser number of restricted stock units. Restricted stock units are rights to receive shares of Common Stock on specified future dates when those rights have vested following a required period of employment.

•

Options eligible for the Exchange Program will be those with an exercise price greater than the 52-week high trading price of our Common Stock on The NASDAQ Global Select Market (measured from the start of the Exchange Program) and a grant date that is at least 12 months prior to the start date of the Exchange Program.

•	Our current expectation is that if we launch the Exchange Program in October/November, option grants with a strike price over $30 will be eligible for this program.

Program Offering and Exchange

•

Employees with stock options eligible for exchange will have an election period of at least 20 business days from the start of the Exchange Program in which to determine whether they wish to exchange one or more outstanding grants of eligible options for restricted stock units.

•

Your Eligible Options do not need to be vested in order for you to participate in the offer. However, if you choose to tender a particular outstanding eligible option grant, you must tender the entire eligible option grant, both the vested and unvested portions.

Exchange Ratios

•

Each stock option grant will be assigned an exchange ratio based on the grant date and exercise price. In addition, we will provide a modeling tool utilizing the specific option exchange ratios to calculate the number of stock units you would receive if you choose to participate in the program.

Vesting

•

If you exchange options for restricted stock units, there will be a new vesting schedule, regardless of whether your option grant is fully vested or not. Vesting schedules for the newly issued restricted stock rights will range from a minimum of approximately one year to a maximum of approximately three years, depending on the extent to which the eligible options exchanged were vested prior to their cancellation.

Next Steps

•

If we are successful in receiving stockholder approval, there will be further training and information made available to you so you can evaluate this opportunity. In addition, we will provide a modeling tool for employees to compare their eligible stock options against the number of restricted stock rights you could receive in the exchange.

•

Specific terms of the Exchange Program will be set out in detail in an “Offer to Exchange” document to be provided to all eligible employees when the program is launched. Until then, you can reference the full stockholder proposal for the Exchange Program in EA’s 2009 Preliminary Proxy Statement here.

Legal Notices

The Exchange Program has not yet commenced and will not commence unless the requisite stockholder approval is obtained at the EA’s 2009 Annual Meeting of Stockholders to be held on July 29, 2009. Even if stockholder approval is obtained, EA may still decide later not to implement the Exchange Program. In connection with the proposal to be voted on by EA’s stockholders to approve the Exchange Program, EA has filed a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”) and intends to file other relevant materials with the SEC, including a definitive proxy statement.

Upon commencement of the Exchange Program, EA will provide employees who are eligible to participate with written materials explaining the precise terms and timing of the Exchange Program. EA will also file these written materials with the SEC as part of a tender offer statement on Schedule TO. EMPLOYEES WHO ARE ELIGIBLE TO PARTICIPATE IN THE EXCHANGE PROGRAM ARE URGED TO READ THESE WRITTEN MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE EXCHANGE PROGRAM. EA’s stockholders and option holders will be able to obtain the written materials described above and other documents filed by EA with the SEC free of charge from the SEC’s website at www.sec.gov. In addition, EA’s stockholders and option holders may obtain free copies of documents filed by EA with the SEC at http://investor.ea.com, or by directing a request to Electronic Arts Inc., 209 Redwood Shores Parkway, Redwood City, California 94065, attention: Investor Relations, telephone: (650) 628-7352.